                                                                    EXHIBIT 99.2


                                                        [INVERESK RESEARCH LOGO]


                            INVERESK RESEARCH REPORTS
                      SECOND QUARTER 2003 EARNINGS RESULTS


                       SECOND QUARTER DILUTED EPS OF $0.27

         FORECAST 2003 DILUTED EPS GUIDANCE MAINTAINED AT $1.07 - $1.09 (BEFORE EXPENSES ASSOCIATED WITH THE INTEGRATION OF PHARMARESEARCH AND
                          OUR WITHDRAWN SHARE OFFERING)

     NEW BUSINESS SIGNINGS TOTAL $145.3 MILLION IN FIRST HALF OF 2003,
                           $68.7 MILLION IN Q2, 2003

-     CONTINUED STRENGTH IN 2ND QUARTER:

      -     Net service revenue increased by 20.7% to $67.0 million

      - Net service revenue increased by 16.2% compared with the first quarter of 2003

      -     Q2 new business signings total $68.7 million

-     2ND QUARTER REPORTED RESULTS:

      - Income from operations $12.9 million (2002 - $37.9 million loss from operations reported, pro forma $12.1 million)

      -     Operating margin 19.3% (2002 - 21.8%)

      -     Net income $10.2 million (2002 - loss of $44.3 million)

      - Diluted earnings per share $0.27 (2002 - loss per share $1.87, pro forma $0.23)

-     FULL-YEAR 2003 GUIDANCE:

      - 2003 pro forma diluted EPS between $1.07 and $1.09, before costs associated with the PharmaResearch acquisition and the costs of our withdrawn share offering in Q1

      -     PharmaResearch acquisition forecast to be accretive to EPS in 2003


CARY, NC, JULY 29, 2003 - Inveresk Research Group, Inc. (Nasdaq: IRGI) today announced results for the quarterly period ended June 30, 2003. Net service revenue for the second quarter was $67.0 million, an increase of 20.7% compared with the same period in 2002 and 16.2% compared with the first quarter of 2003. Income from operations in the quarter was $12.9 million, compared with a loss from operations of $37.9 million the same period in 2002 (2002 pro forma income from operations totaled $12.1 million) and income from operations of $8.6 million in the first quarter of 2003 (pro forma $9.2 million). Net income in the second quarter of 2003 was $10.2 million, or $0.27 per share on a diluted basis. The Company recorded an operating margin of 19.3% in the second quarter of 2003.

"The anticipated rebound in activity during the second quarter at CTBR, our North American pre-clinical operations, and continued strength in pre-clinical Europe and our clinical activities combined to allow Inveresk to record a 16.2% increase in revenues compared with the first quarter of 2003" said Walter Nimmo, President and Chief Executive Officer of Inveresk Research Group, Inc. "Underlying growth met expectations in the second quarter, whilst also benefiting from exchange rate movements."

Net cash provided by operating activities totaled $17.0 million in the six months ended June 30, 2003 ($18.6 million in 2002). Including the Company's expenditures on the expansion of our pre-clinical facility in Edinburgh, Scotland and Montreal, Canada, capital expenditure totaled $8.5 million during the same period.

New business signings totaled $68.7 million for the second quarter, and $145.3 million for the first half of 2003. At June 30, 2003 backlog amounted to approximately $224 million. Net day's sales outstanding were 31 days.

Specific factors influencing second quarter 2003 results included: (i) the rebound in CTBR's revenues compared to Q1, 2003 and continued strength in the European pre-clinical business, (ii) accelerated growth in our clinical business, albeit with a change in business mix in terms of growth in recoverable costs, (iii) beneficial exchange rate movements positively impacting US dollar equivalent revenues and profits of our European and Canadian operations, (iv) reduced foreign exchange translation losses of $0.4 million reflecting steps taken to hedge this exposure in 2003, (v) a charge of $0.1 million relating to social security taxes paid on exercise of share options issued prior to our IPO, and (vi) a charge of $0.3 million to reflect the mark-to-market valuation at June 30, 2003 of swaps entered into to limit our exposure to interest rate fluctuations.

Walter Nimmo said: "The acquisition of PharmaResearch allows us to increase significantly the scale and service of our North American clinical development operations and is forecast to be accretive to earnings per share in the third and fourth quarter of 2003, supporting further our profit objective for the clinical business segment for this year and beyond." Nimmo added: "We forecast continued strong demand for the services of our European pre-clinical operations throughout the rest of 2003. At CTBR new business enquiries are at record levels and we continue to experience strong new business signings. Slow or delayed decisions by our clients to commit to studies at CTBR, however, are expected to impact revenue growth in the second half of 2003. These delays have no bearing, we believe, on the strong fundamentals for the pre-clinical business longer-term." Nimmo concluded: "In consideration of these factors we continue to maintain our full-year EPS guidance at $1.07 and $1.09 on a diluted basis, before taking account of costs associated with the integration of PharmaResearch Corporation and our withdrawn share offering in the first quarter."

                                   -- ends --

Conference Call and Webcast Information

Inveresk Research will host a live conference call and webcast tomorrow, July 30, 2003 at 10.00 a.m. EST to discuss its second quarter performance. To access the webcast, please visit http://www.inveresk.com. A replay of the webcast will be available shortly after the call until 5.00 p.m. EST on Wednesday, August 6, 2003.

Contacts:

Paul Cowan, Chief Financial Officer            Deborah Ardern-Jones
Inveresk Research Group, Inc.                  FD Morgen-Walke
1 (919) 462 2354                               1 (212) 850 5626
paul.cowan@inveresk.com                        deborah.ardern-jones@fdmw.com

Information on Inveresk Research

Inveresk Research is a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. Through its Pre-clinical and Clinical business segments, the Company offers a broad range of drug development services, including pre-clinical safety and pharmacology evaluation services, laboratory sciences services and clinical development services. Inveresk Research is one of a small number of drug development services companies currently providing a comprehensive range of pre-clinical and clinical development services on a world-wide basis. The Company's client base includes major pharmaceutical companies in North America, Europe and Japan, as well as many biotechnology and speciality pharmaceutical companies. For more information on Inveresk Research, visit our Web site at http://www.inveresk.com.

Statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest and foreign exchange rate fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty or other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company's recent filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-1 and Form 10-K.

This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present this non-GAAP supplemental financial information because we believe it is of interest to the investment community and provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the three and six month periods ended June 30, 2003 and 2002.

                          INVERESK RESEARCH GROUP, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                ($ IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)
                                   (UNAUDITED)

                                                           QUARTER           QUARTER          SIX MONTHS         SIX MONTHS
                                                            ENDED             ENDED             ENDED              ENDED
                                                           JUNE 30,          JUNE 30,          JUNE 30,           JUNE 30,
                                                             2003              2002              2003              2002
                                                         ------------      ------------      ------------      ------------
Net service revenue ................................     $     67,035      $     55,549      $    124,719      $    108,712
Direct costs excluding depreciation ................          (34,079)          (26,571)          (63,357)          (54,197)
                                                         ------------      ------------      ------------      ------------
                                                               32,956            28,978            61,362            54,515
Selling, general and administrative expenses:
  Compensation expense in respect of stock options
     and management equity incentives ..............               --           (48,475)               --           (53,020)
  Stamp duty arising on change of ultimate parent ..               --            (1,545)               --            (1,545)
     company
  Share offering expenses ..........................               --                --              (658)               --
  Other selling, general and administrative expenses          (16,926)          (14,360)          (33,154)          (27,774)
Depreciation .......................................           (3,089)           (2,475)           (6,038)           (4,821)
                                                         ------------      ------------      ------------      ------------
Income (loss) from operations ......................           12,941           (37,877)           21,512           (32,645)
Interest income ....................................               94               119               166               200
Interest expense ...................................           (1,010)           (5,120)           (1,981)           (9,217)
                                                         ------------      ------------      ------------      ------------
Profit (loss) before income taxes ..................           12,025           (42,878)           19,697           (41,662)
Provision for income taxes .........................           (1,866)           (1,459)           (2,161)           (3,089)
                                                         ------------      ------------      ------------      ------------
Net income (loss) ..................................     $     10,159      $    (44,337)     $     17,536      $    (44,751)
                                                         ============      ============      ============      ============


Earnings (loss) per share:
    Basic ..........................................     $       0.28      $      (1.87)     $       0.48      $      (1.89)
    Diluted ........................................     $       0.27      $      (1.87)     $       0.47      $      (1.89)
Number of shares and common stock equivalents used
    in computing loss per share:
    Basic ..........................................       36,352,511        23,770,595        36,217,809        23,628,125
    Diluted ........................................       37,624,192        23,770,595        37,489,490        23,628,125

                          INVERESK RESEARCH GROUP, INC.

             PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (NOTE)
                ($ IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)
                                   (UNAUDITED)

                                    PRO FORMA

                                                    QUARTER           QUARTER          SIX MONTHS        SIX MONTHS
                                                     ENDED             ENDED             ENDED             ENDED
                                                    JUNE 30,          JUNE 30,          JUNE 30,          JUNE 30,
                                                      2003              2002              2003              2002
                                                  ------------      ------------      ------------      ------------
Net service revenue .........................     $     67,035      $     55,549      $    124,719      $    108,712
Direct costs excluding depreciation .........          (34,079)          (26,571)          (63,357)          (54,197)
                                                  ------------      ------------      ------------      ------------
                                                        32,956            28,978            61,362            54,515
Selling, general and administrative expenses           (16,926)          (14,360)          (33,154)          (27,774)
Depreciation ................................           (3,089)           (2,475)           (6,038)           (4,821)
                                                  ------------      ------------      ------------      ------------
Income from operations ......................           12,941            12,143            22,170            21,920
Interest expense, net .......................             (916)             (894)           (1,815)           (1,788)
                                                  ------------      ------------      ------------      ------------
Profit before income taxes ..................           12,025            11,249            20,355            20,132
Provision for income taxes ..................           (1,866)           (2,691)           (2,161)           (5,258)
                                                  ------------      ------------      ------------      ------------
Net income ..................................           10,159             8,558            18,194            14,874
                                                  ============      ============      ============      ============



Earnings per share:
    Basic ...................................     $       0.28      $       0.24      $       0.50      $       0.42
    Diluted .................................     $       0.27      $       0.23      $       0.49      $       0.40
Number of shares and common stock equivalents
    used in computing loss per share:
    Basic ...................................       36,352,511        35,770,595        36,217,809        35,628,125
    Diluted .................................       37,624,192        37,261,465        37,489,490        37,118,995

NOTE:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

In the current year, no adjustments have been made to reported net income for the quarter ended June 30, 2003. For the six month ended June 30, 2003, the pro forma measures exclude the effect of expenses relating to our withdrawn share offering in March 2003.

For the quarter ended June 30, 2002, the pro forma measures exclude the effect of compensation expense in respect of stock options and management equity incentives recognized in connection with our initial public offering. In addition to this, for the six months ended June 30, 2002, the pro form measures exclude the effect of compensation expense in respect of the amendment and exercise of stock options in the first quarter of 2002.

A reconciliation of actual and pro forma income financial measures is set out on page 8 and 9.

                          INVERESK RESEARCH GROUP, INC.

                           PRO FORMA SEGMENT ANALYSIS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                       QUARTER        QUARTER         SIX MONTHS     SIX MONTHS
                                                        ENDED          ENDED            ENDED          ENDED
                                                       JUNE 30,       JUNE 30,         JUNE 30,       JUNE 30,
                                                        2003            2002            2003            2003
                                                     ---------       ---------       ---------       ---------
NET SERVICE REVENUE:
       Pre-clinical ............................     $  42,231       $  36,367       $  78,560       $  70,846
      Clinical .................................        24,804          19,182          46,159          37,866
      TOTAL ....................................        67,035          55,549         124,719         108,712

NET SERVICE REVENUE LESS DIRECT COSTS EXCLUDING
DEPRECIATION:
       Pre-clinical ............................        22,955          20,744          42,460          39,425
       Clinical ................................        10,001           8,234          18,902          15,090
       TOTAL ...................................        32,956          28,978          61,362          54,515

NET SERVICE REVENUE LESS DIRECT COSTS,
EXCLUDING DEPRECIATION, AS A PERCENTAGE
OF NET SERVICE REVENUE:
       Pre-clinical ............................          54.4%           57.0%           54.0%           55.6%
       Clinical ................................          40.3%           42.9%           40.9%           39.9%
       TOTAL ...................................          49.2%           52.2%           49.2%           50.1%

PRO FORMA INCOME FROM OPERATIONS (NOTE):
       Pre-clinical ............................        12,206          11,356          20,988          21,738
       Clinical ................................         2,797           2,381           5,060           3,151
       Pro forma corporate overhead ............        (2,062)         (1,594)         (3,878)         (2,969)
       TOTAL ...................................        12,941          12,143          22,170          21,920

PRO FORMA INCOME FROM OPERATIONS AS A PERCENTAGE
OF NET SERVICE REVENUE (NOTE):
       Pre-clinical ............................          28.9%           31.2%           26.7%           30.7%
       Clinical ................................          11.3%           12.4%           11.0%            8.3%
       TOTAL ...................................          19.3%           21.9%           17.8%           20.2%

NOTE:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

In the current year, no adjustments have been made to reported net income for the quarter ended June 30, 2003. For the six month ended June 30, 2003, the pro forma measures exclude the effect of expenses relating to our withdrawn share offering in March 2003.

For the quarter ended June 30, 2002, the pro forma measures exclude the effect of compensation expense in respect of stock options and management equity incentives recognized in connection with our initial public offering. In addition to this, for the six months ended June 30, 2002, the pro form measures exclude the effect of compensation expense in respect of the amendment and exercise of stock options in the first quarter of 2002.

A reconciliation of actual and pro forma income financial measures is set out on page 8 and 9.

                          INVERESK RESEARCH GROUP, INC.

                         CONSOLIDATED BALANCE SHEET DATA
                                ($ IN THOUSANDS)


                                JUNE 30,
                                  2003        DECEMBER 31,
                               (UNAUDITED)        2002

Total current assets .....     $  99,534      $  88,327
Total other assets .......       261,249        244,140
Total current liabilities        (86,046)       (76,898)
Total other liabilities ..       (88,932)      (103,166)
                               ---------      ---------
TOTAL SHAREHOLDERS' EQUITY     $ 185,805      $ 152,403
                               =========      =========


                                CAPITAL EMPLOYED

                                  JUNE 30,
                                    2003        DECEMBER 31,
                                 (UNAUDITED)       2002

Total shareholders' equity .     $ 185,805      $ 152,403
Current portion of long-term
   debt ....................         7,402            217
Long-term debt .............        50,560         67,768
Cash and cash equivalents ..       (21,829)       (19,909)
                                 ---------      ---------
TOTAL CAPITAL EMPLOYED .....     $ 221,938      $ 200,479
                                 =========      =========

                          INVERESK RESEARCH GROUP, INC.

                 RECONCILIATION OF ACTUAL AND PRO FORMA RESULTS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)


(I)    INCOME (LOSS) FROM OPERATIONS

                                                                                   SIX MONTHS     SIX MONTHS
                                                        QUARTER       QUARTER         ENDED         ENDED
                                                     ENDED JUNE 30, ENDED JUNE 30,   JUNE 30,     JUNE 30,
                                                         2003          2002           2003          2003
                                                       -------       -------        -------       -------
Income (loss) from operations - actual .........        12,941       (37,877)        21,512       (32,645)
Pro forma adjustments (Note):
Compensation expense in respect of amendment and
exercise of stock options ......................            --            --             --         4,545
Compensation expense in respect of stock options
and management equity incentive ................            --        48,475             --        48,475
Stamp duty arising on change of ultimate parent
company ........................................            --         1,545             --         1,545
Share offering expenses ........................            --            --            658            --
                                                       -------       -------        -------       -------
PRO FORMA INCOME FROM OPERATIONS ...............        12,941        12,143         22,170        21,920
                                                       =======       =======        =======       =======

(II)   INTEREST EXPENSE, NET

                                                                    SIX MONTHS     SIX MONTHS
                                        QUARTER        QUARTER        ENDED          ENDED
                                     ENDED JUNE 30, ENDED JUNE 30,   JUNE 30,       JUNE 30,
                                        2003           2002           2003           2003
                                       ------         ------         ------         ------
Interest expense, net - actual           (916)        (5,001)        (1,815)        (9,017)
Pro forma adjustments (Note):
Interest saving on IPO proceeds            --          4,107             --          7,229
                                       ------         ------         ------         ------
PRO FORMA INTEREST EXPENSE, NET          (916)          (894)        (1,815)        (1,788)
                                       ======         ======         ======         ======

(III)  INCOME (LOSS) BEFORE INCOME TAXES



                                                                                      SIX MONTHS     SIX MONTHS
                                                         QUARTER        QUARTER         ENDED          ENDED
                                                      ENDED JUNE 30, ENDED JUNE 30,    JUNE 30,       JUNE 30,
                                                          2003           2002            2003           2003
                                                        -------        -------         -------        -------
Profit (loss) before income taxes - actual .....         12,025        (42,878)         19,697        (41,662)
Pro forma adjustments (Note):
Compensation expense in respect of amendment and
exercise of stock options ......................             --             --              --          4,545
Compensation expense in respect of stock options
and management equity incentive ................             --         48,475              --         48,475
Stamp duty arising on change of ultimate parent
company ........................................             --          1,545              --          1,545
Interest saving on IPO proceeds ................             --          4,107              --          7,229
Share offering expenses ........................             --             --             658             --
                                                        -------        -------         -------        -------
PRO FORMA INCOME BEFORE INCOME TAXES ...........         12,025         11,249          20,355         20,132
                                                        =======        =======         =======        =======

                          INVERESK RESEARCH GROUP, INC.

                                ($ IN THOUSANDS)
                                   (UNAUDITED)



(IV)   NET INCOME (LOSS)

                                                                                      SIX MONTHS    SIX MONTHS
                                                         QUARTER        QUARTER         ENDED          ENDED
                                                     ENDED JUNE 30,   ENDED JUNE 30,   JUNE 30,      JUNE 30,
                                                          2003           2002            2003           2003
                                                        -------        -------         -------        -------
Net income (loss) - actual .....................         10,159        (44,337)         17,536        (44,751)
Pro forma adjustments (Note):
Compensation expense in respect of amendment and
exercise of stock options ......................             --             --              --          4,545
Compensation expense in respect of stock options
and management equity incentive ................             --         48,475              --         48,475
Stamp duty arising on change of ultimate parent
company ........................................             --          1,545              --          1,545
Interest saving on IPO proceeds, after tax .....             --          2,875              --          5,060
Share offering expenses ........................             --             --             658             --
                                                        -------        -------         -------        -------
PRO FORMA NET INCOME ...........................         10,159          8,558          18,194         14,874
                                                        =======        =======         =======        =======

(V)    FORECAST EARNINGS PER SHARE

Forecast pro forma diluted EPS of $1.07-$1.09 for the year to December 31, 2003 is before deducting expenses associated with the PharmaResearch acquisition and the expenses of our withdrawn share offering of $0.7 million which is equivalent to approximately $0.02 per share.

NOTE:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

In the current year, no adjustments have been made to reported net income for the quarter ended June 30, 2003. For the six month ended June 30, 2003, the pro forma measures exclude the effect of expenses relating to our withdrawn share offering in March 2003.

For the quarter ended June 30, 2002, the pro forma measures exclude the effect of compensation expense in respect of stock options and management equity incentives recognized in connection with our initial public offering. In addition to this, for the six months ended June 30, 2002, the pro form measures exclude the effect of compensation expense in respect of the amendment and exercise of stock options in the first quarter of 2002.

The adjustments to interest expense in the quarter and six months ended June 30, 2002 remove the interest cost arising on our 10% unsecured subordinated loan stock due 2008 and on our pre-IPO bank debt (both of which were fully repaid following our IPO in June 2002), as well as amortization of deferred issue costs on this debt. It replaces these costs with interest on the $70 million drawn down after our IPO on the facilities put in place at the time, calculated at 5.0% per annum